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                                                                EXHIBIT 10-8(f)

                              MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT ("Agreement") between ART West Partnership ("Art West," or "Licensee"), a general partnership formed pursuant to the laws of the State of Delaware and Advanced Radio Technologies Corporation ("ART" or "Manager"), a Delaware corporation, is entered into as of the dates set forth next to the signatures below and is effective as of June 1, 1996.

     WHEREAS, Licensee has acquired, or has the right to acquire, certain Federal Communications Commission ("FCC") licenses and construction permits (collectively with any other licenses and permits which may be held by Licensee in the future, the "Licenses") for 38 GHz frequency radio systems (collectively with any other 38 GHz frequency radio systems for which Licensee may be licensed or permitted in the future, the "Systems") in various locations ("Markets"); and

     WHEREAS, Licensee and Manager desire to enter into an exclusive agreement for the construction, operation, and management by Manager of the Systems, including without limitation those listed in Exhibit A hereto, consistent with Licensee's obligations in connection with the Licenses under all of the Federal and state laws, rules, and regulations;

     NOW, THEREFORE, in consideration of the premises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1.  TERM OF AGREEMENT AND TERMINATION.

          (a) This Agreement becomes effective on the date set forth above. Unless it is terminated earlier pursuant to the provisions of this Section, the term of this Agreement ("Term") shall extend for ten years and shall renew for additional ten year terms, if agreed to by the parties.

          (b) This Agreement shall terminate thirty days after notification of a material breach of the Agreement by the non-breaching party to the breaching party, if such breach is not cured within the thirty-day period following notification, provided that if the default or breach shall be of such nature that it cannot reasonably be cured with due diligence within said thirty-day period, the time in which to cure the same shall be extended for such period as may be necessary to cure the same with due diligence. If Manager materially discriminates against licenses held by Licensee in favor of licenses in Manager's own name or managed by Manager with respect to operations or marketing, then this Agreement shall terminate thirty days after Licensee reasonably determines that Manager has so discriminated and so notifies Manager, if such discrimination is not cured within the thirty-day period following such notification, provided that if such discrimination shall be of such nature that it cannot reasonably be cured

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with due diligence within said thirty-day period, the time in which to cure the same shall be extended for such period as may be necessary to cure the same with due diligence.

          (c) This Agreement shall terminate with respect to any License acquired by ART.

     2. SYSTEM CONSTRUCTION AND MANAGEMENT; EQUIPMENT LEASE. Licensee hereby grants Manager the exclusive right to manage the Systems under the following terms and conditions; provided that, Licensee may solicit and contract with customers for the Systems. Subject to Licensee's supervision and control, Manager will use its reasonable best efforts to undertake the design, construction, installation, marketing, sales and operations of the Systems. Subject to the general authority of the Licensee and Manager's obligation not to discriminate against Licensee and in favor of licenses issued in its name in its marketing, sales, purchases or operations, these efforts will include, but are not limited to, the following:

          (a) The preparation of the design for the Systems and the planning and design thereof;

          (b) The leasing of assets or rights to use assets (collectively the "Equipment") necessary for the planning design, construction and operation of the Systems, including any expansion, modification or reduction thereof.

          (c) Hiring and supervision of the personnel necessary to construct and operate the Systems;

          (d) Creating services (including prices for such services at fair market rates) for the Systems;

          (e) The construction of the Systems (all rights with respect to the product of such construction shall be included within the definition of "Equipment");

          (f)  The development and implementation of marketing programs;

          (g) Making reasonable efforts consistent with usual industry practices to obtain sales and otherwise provide for loading of the Systems;

          (h) The billing and collection of fees, charges or other compensation due to the Systems, and the payment of all expenses and fees incurred or payable by the Systems;

          (i) The maintenance of the Systems according to standards consistent with FCC rules and regulations, and the provision of necessary repairs and replacements;

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          (j)  In conjunction with Subsection (k) below and applicable FCC rules and regulations, coordinating with Licensee the preparation, execution, delivery and filing of applications and other instruments to comply with rules, regulations and orders of any Federal, state, county, municipal or other governmental authority having jurisdiction over Licensee or the Systems;

          (k) Appropriate office record keeping, bookkeeping and internal accounting services and arranging for and overseeing outside accounting services;

          (l) In the event Systems construction proves unfeasible, promptly identifying any License modifications which would permit Systems construction, including, but not limited to, site changes, and preparation and submission to Licensee of any associated FCC documentation to Licensee for its review. Licensee agrees it will complete its review and promptly submit any requests for modifications of its License which may be needed to make construction feasible, or any filings or appeals which are necessary to extend the period for construction under the FCC's rules. Such requests would include, but not be limited to, applications to the FCC for special temporary authority; and

          (m) Generally, managing the day-to-day operations of the Systems and doing or assisting with any and all other acts or executing such other agreements, documents or instruments, as are consistent with FCC rules and regulations and, in the good faith judgment of Manager, are necessary to carry out the development, construction and operation of the Systems, whether or not specifically enumerated herein.

          (n) All Equipment shall be acquired and constructed by Manager and shall be the property of Manager. The Equipment shall be leased to Licensee for the consideration described in Section 4 hereof during the term of this Agreement. Such lease shall terminate simultaneously with the termination of this Agreement for any reason. Upon such termination, the Equipment shall remain the property of the Manager, and Manager may take immediate possession thereof.

     3. REGULATORY COMPLIANCE. The parties agree that Licensee is in sole control of the Licenses and that it is required by FCC regulations to be in sole control so long as it is the Licensee. The Manager acknowledges and agrees that Licensee has ultimate control over all decisions affecting System, notwithstanding any other provision of this Agreement. The parties agree to cooperate with each other in complying with all applicable Federal, state and local regulations. This cooperation includes, but is not limited to, the following:

          (a) Each System customer will be advised that service is provided over facilities controlled by Licensee;

          (b) Manager agrees to use its reasonable best efforts to comply with all FCC timetables concerning construction and operation and to take such steps as may be needed to

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preserve any licenses that may be granted by the FCC. Manager expressly acknowledges that the Systems must be constructed by dates to be determined by FCC;

          (c) Neither Manager nor Licensee shall represent themselves as the legal agents or one another; and

          (d) Licensee shall, with the cooperation and assistance of Manager, fully comply with all regulations necessary to keep the License in full force and effect. Licensee shall prepare and submit to the FCC and any other relevant Federal, state or local agency all reports, applications, renewals, or other filings or documents that may be required to do this, provided that Manager shall timely advise Licensee of all such requirements and shall provide any assistance required by Licensee in fulfilling this obligation.

     4. LICENSE FEES. During the term of this Agreement, Manager shall pay Licensee ten percent (10%) of all Recurring Revenue (as defined below) relating to the operation of any of the Licenses (each such payment made from time to time is referred to as a "Licensee Payment"). As Manager's compensation for managing the Systems pursuant hereto and as lease payments for the Equipment pursuant to Section 2(b) hereof, Manager shall retain all revenue relating to the Licenses other than the Licensee Payments. Each Licensee Payment, for each calendar quarter, shall be distributed to Licensee within sixty days of the end of such quarter. "Recurring Revenue" shall mean all recurring revenue from customers for the use of the Licenses, including revenue received from customers relating to equipment provided, leased or sold by Manager to customers and used by customers in connection with Licenses, but excluding reasonable installation and other one-time charges.

     5. NOTICE. All notices and other communications shall be in writing and shall be deemed given the same day if delivered personally or sent by telecopy or the next business day if sent by express mail or courier (overnight delivery), or five (5) business days later if sent by registered mail or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses or at such other address for a party as shall be specified by like notice, provided that notice of change of address shall be effective only upon receipt thereof:

          (a)  If to Licensee, to:

               Art West Partnership
               500 108th Avenue, N.E. Suite 2600
               Bellevue, Washington 98004
               Attn:  Thomas A. Grina
                      Tom Marinkovich

               With a copy to:

               W. Theodore Pierson, Jr.

                                      -4-

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               Executive Vice President and General Counsel
               1200 Nineteenth St., N.W., Suite 607
               Washington, D.C.  20036



          (b)  If to Manager, to

               Advanced Radio Technologies Corporation
               500 108th Avenue, N.E., Suite 2600
               Bellevue, Washington 98004
               Attn:  Thomas A. Grina

               With a copy to:

               W. Theodore Pierson, Jr.
               Executive Vice President and General Counsel
               1200 Nineteenth St., N.W., Suite 607
               Washington, D.C.  20036


     6.  REPRESENTATIONS AND WARRANTIES.

          (a) Licensee represents and warrants that it is either (i) the licensee or permit holder with respect to the Licenses listed in Exhibit A or
(ii) has the right to acquire the Licenses listed in Exhibit A without any conditions other than the necessary FCC approvals, and Licensee represents and warrants that it is duly qualified under all laws, rules and regulations to hold such Licenses. Licensee further represents and warrants that it is the sole owner and real party in interest in the Licenses and that no other party has an interest of any kind. Licensee further represents that it has the requisite authority and/or capacity, as applicable, to perform its undertakings pursuant to this Agreement.

          (b) Licensee represents and warrants that it will take all necessary steps, to maintain the Licenses with the FCC in good standing.

          (c) Each of the parties hereto represents and warrants that each shall take such steps and execute such documents as may be necessary from time to time to effectuate the terms and conditions of this Agreement.

          (d) Manager represents and warrants that it is a corporation duly authorized and in good standing under the laws of the State of Delaware and has the requisite authority to perform its undertakings pursuant to this Agreement.

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          (e)  Manager represents and warrants that it is familiar with the applicable rules and regulations of the FCC and that it is aware of no impediment to the performance of its undertakings hereunder. Manager represents and warrants that it will assist Licensee in taking all necessary steps to maintain the license in good standing.

          (f) Manager represents and warrants that it will exercise its best efforts to perform its duties according to industry standards and practices.

          (g) Manager represents and warrants that it will use its reasonable best efforts to complete construction of Systems within the construction period specified by the FCC and will assist the Licensee in timely filing FCC Form 404 or its replacement, and all other papers necessary to obtain a coverage license for Systems.

          (h) Manager represents and warrants that it will utilize Licenses held by Licensee managed hereunder before any other license which Manager may own or manage in the same market as Licenses of Licensee.

     7.  INDEMNIFICATION AND INSURANCE.

          (a) Manager agrees to indemnify and hold harmless Licensee harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, but not limited to, reasonable attorney's fees and costs), imposed upon or incurred by, or asserted against Licensee, that arise as a result of the negligence or misconduct of Manager or Manager's employees or agents.

          (b) Licensee agrees to indemnify and hold harmless Manager from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorney's fees and costs), imposed upon or incurred by or asserted against Manager that arise as a result of the gross negligence or willful misconduct of Licensee or Licensee's employees or agents.

          (c) Liability insurance for the Systems shall be maintained by Manager as follows:

               (i) Comprehensive general liability policies of insurance in standard form protecting Manager and Licensee and their agents against any liability occasioned by accident or disaster in connection with the operation of the Systems contemplated this Agreement. The minimum limits of such liability insurance shall be one million dollars ($1,000,000) for injury or death for one or more persons or with respect to damage to property; and.

               (ii) Such other insurance as Manager and Licensee deem necessary with respect to the operation of the Systems.

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     8.  ASSIGNABILITY; SUCCESSORS AND ASSIGNS.

          (a) Subject to the prior consent of the Manager, which consent shall not be unreasonably withheld or delayed, and provided it does not violate any of the other terms and conditions of this Agreement or any applicable rule and/or regulations of the FCC, Licensee may only assign this Agreement to a purchaser of the Systems, provided such purchaser expressly assumes in a writing reasonably acceptable to Manager all of the obligations of the Licensee hereunder and otherwise agrees to comply with the terms and conditions of this Agreement. Such assignment shall be effective only upon thirty days notification from the Licensee, satisfaction of the above said conditions and, to the extent applicable, consent of the FCC to the transfer of the Licenses. Any such assignment shall not relieve the Licensee of its obligations hereunder.

          (b) Manager may assign its right to manage the Systems hereunder to another party, provided such assignee of Manager has experience in the management of 38 GHz systems or other telecommunications facilities or, alternatively, is an affiliate of the Manager or employs either personnel of the Manager or other persons who have experience in the management of 38 GHz systems or other telecommunications facilities. Manager may assign its rights to a wholly-owned subsidiary. Such assignment shall be effective only upon thirty days notice to the Licensee by the Manager. Manager may employ such subcontractors or agents as it deems necessary in the performance of its duties hereunder.

          (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, representatives, successor and permissible assigns.

     9. SEVERABILITY. In the event that any provision herein is held to invalid, void, or illegal by any Federal, state or local court, or any regulatory agency, the remaining provisions of the Agreement shall remain in full force and effect and this Agreement shall be reasonably construed so as to preserve the original intent of the parties hereto insofar as practicable.
 In the event that any provision herein is deemed to be invalid, void, in violation of any agency rules, or otherwise unlawful, the parties shall use their respective best efforts to amend the offending provisions to bring them into legal compliance with minimum disruption to the expectations of the parties as set forth in this Agreement.

     10. COUNTERPARTS. This agreement may be executed in any number of counterparts with the same as if the signature of each counterpart were in the same instrument.

     11. NO WAIVER OF RIGHTS; AMENDMENT. The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions herein, or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition, or the future exercise of such right, but the obligation of the other party with respect to such future

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performance shall continue in full force and effect.  This Agreement may only be amended, modified or changed by a writing signed by all parties hereto.

     12. WARRANTY. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THIS AGREEMENT OR THE SERVICE PROVIDED HEREUNDER.

     13. ENTIRE AGREEMENT. This Agreement supersedes any other agreements between the parties, including the Services Agreement ("Services Agreement") effective as of October 1, 1994 between the parties hereto, whether oral or written, relating to the matter contemplated herein, and constitutes the entire agreement by and between the parties, there being no other agreements or understandings between the parties as expressly set forth herein. The parties agree the Services Agreement is hereby terminated and will be of no further force or effect.

     14. GOVERNING LAW/PROCEDURE. This Agreement will be governed by the laws of the State of Delaware; provided that any dispute under this Agreement will be resolved by arbitration under the Commercial Arbitration rules of the American Arbitration Association, using one arbitrator.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MANAGER:                           LICENSEE:

Advanced Radio Technologies        ART West Partnership
Corporation                        By:  Extended Communications, Inc.,
                                   a partner of ART West Partnership


By:____________________________    By:_____________________________

Printed Name:___________________   Printed Name:____________________

Title:___________________________  Title:___________________________

Dated:__________________________   Dated:__________________________


                                   By: Advanced Radio Technologies Corporation,
                                   a partner of ART West Partnership


                                   By:__________________________________

                                   Printed Name:__________________________

                                   Title:_________________________________

                                   Date:_________________________________

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